                                                                   EXHIBIT 3.5




                                  SCHEDULE "B"

                                BRITISH COLUMBIA

                                   COMPANY ACT


                                    ARTICLES

                                       OF

                      STRESSGEN BIOTECHNOLOGIES CORPORATION


                                TABLE OF CONTENTS


PART                                                                                       ARTICLES            PAGES
1.             DEFINITIONS AND CONSTRUCTION                                                1.1 - 1.3           1 - 2
2.             SHARE CAPITAL                                                               2.1 - 2.5               2
3.             REGISTRATION OF MEMBERS AND SHARE CERTIFICATES                              3.1 - 3.5               3
4.             TRANSFER AND TRANSMISSION OF SHARES AND DEBENTURES                         4.1 - 4.13           3 - 6
5.             GENERAL MEETINGS                                                           5.1 - 5.12           6 - 8
6.             VOTING AT GENERAL MEETINGS                                                 6.1 - 6.20          9 - 12
7.             APPOINTMENT OF DIRECTORS                                                   7.1 - 7.18         12 - 14
8.             PROCEEDINGS OF DIRECTORS                                                   8.1 - 8.18         15 - 17
9.             COMMITTEES OF THE BOARD                                                     9.1 - 9.7         17 - 18
10.            BORROWING AND MORTGAGING                                                  10.1 - 10.3         18 - 19
11.            SAFEGUARDING, INDEMNITY, ETC. OF                                          11.1 - 11.7         19 - 20
               DIRECTORS
12.            EXECUTION OF DOCUMENTS                                                    12.1 - 12.5              21
13.            DIVIDENDS                                                                 13.1 - 13.7         22 - 23
14.            NOTICES                                                                   14.1 - 14.4         23 - 24
15.            SPECIAL RIGHTS AND RESTRICTIONS                                           15.1 - 15.2         24 - 25
               PREFERENCE SHARES


                                BRITISH COLUMBIA

                                   COMPANY ACT


                                    ARTICLES

                                       OF

                      STRESSGEN BIOTECHNOLOGIES CORPORATION


                                     PART 1

                          DEFINITIONS AND CONSTRUCTION

DEFINITIONS

1.1 In these Articles, except as otherwise expressly provided or as the context otherwise requires,

               (a) "BOARD" means the board of directors for the time being of the Company and includes, to the extent that it has authority to act, a committee of the board of directors,

               (b) "COMPANY ACT" means the COMPANY ACT (British Columbia) and regulations thereunder from time to time in force,

               (c) "MEMBER" means a registered holder of shares in the capital of the Company and, with respect to the determination of a member entitled to notice, or to vote, or to receive a dividend or for any other proper purpose, means a registered holder on the record date for determining members so entitled or for such other purpose,

               (d) "REGISTERED ADDRESS" means

                   (i) with respect to a member, the member's address as recorded in the Company's register of members, and

                   (ii) with respect to a director, the director's address as recorded in the Company's register of directors,

               (e) words and expressions contained in these Articles bear the same meaning as in the Company Act in force on the date on which these Articles come into effect,

               (f) expressions referring to writing include printing,
                   typewriting, lithography, photography and any other means of presenting language in visible and lasting form, and

               (g) words importing the singular include the plural and vice versa, words importing a male person include a female, and words importing an individual include a corporation.

CONFLICT WITH MEMORANDUM OR COMPANY ACT

1.2 To the extent that there is any conflict between a provision of these Articles and a provision of the Memorandum or the Company Act, the provision of the Memorandum or the Company Act, as the case may be, will prevail.

VOID, ILLEGAL OR INVALID PROVISIONS

1.3 If a provision of these Articles is in whole or in part void, illegal or invalid, the remaining provisions will be construed and take effect as if every provision or part thereof that so offends had been omitted.

                                     PART 2

                                  SHARE CAPITAL

ISSUANCE AND ALLOTMENT OF SHARES

2.1 The Company may allot and issue its shares at such times, in such manner and to such persons, or class of persons, as the directors determine.

DETERMINATION OF PRICE OR CONSIDERATION FOR SHARES

2.2 The board will determine the price or consideration at or for which shares are to be allotted and issued.

REPURCHASE OF SHARES

2.3 The Company may by resolution of the board purchase any of its issued shares.

INCREASE OF AUTHORIZED CAPITAL

2.4 The Company may by ordinary resolution alter the Memorandum to increase its authorized capital by

               (a) creating shares with par value or shares without par value or both,

               (b) increasing the number of shares of any class, whether with par value or without par value, or

               (c) increasing the par value of a class of shares with par value, if no shares of that class are issued.

COMMISSIONS

2.5 The Company may, to the extent permitted by law, pay a commission or allow a discount to a person in consideration of such person's subscribing or agreeing to subscribe, whether absolutely or conditionally, or procuring or agreeing to procure subscriptions, whether absolute or conditional, for shares in the capital of the Company.

                                           STRESSGEN BIOTECHNOLOGIES CORPORATION
                                                                          Page 2

                                     PART 3

                 REG1STRATION OF MEMBERS AND SHARE CERTIFICATES

RECOGNITION OF REGISTERED HOLDERS OF SHARES

3.1 Except as these Articles otherwise provide, the Company and its directors, officers and agents may treat the registered holder of a share as the absolute owner thereof, and will not, except as required by statute or as ordered by a court of competent jurisdiction, be bound to recognize, even when having notice thereof, any claim to, interest in, or right in respect of a share on the part of any person other than the registered holder.

SHARES HELD JOINTLY

3.2 A share held in the names of two or more persons will be deemed to be held jointly.

3.3 Except in the case of the personal representatives of, or trustees of the estate of, a deceased member, the Company may refuse to register more than three persons as joint holders of a share.

DELIVERY OF SHARE CERTIFICATE

3.4 A share certificate may be delivered to a member entitled thereto by mailing it by prepaid registered post in the manner provided in these Articles for the giving of notice to the member, or otherwise as directed by the member in writing, and neither the Company nor its transfer agent will be liable for any loss occasioned to a member or person claiming through a member by reason that a share certificate so mailed or so otherwise sent is not received by the addressee.

3.5 A certificate for a share registered in the names of two or more persons may be delivered to or as directed by any of them.

                                     PART 4

               TRANSFER AND TRANSMISSION OF SHARES AND DEBENTURES

APPOINTMENT OF REGISTRAR OR TRANSFER AGENTS

4.1 For the purposes of countersigning, issuing, registering, transferring, canceling and certifying the shares and share certificates of the Company, the Company may appoint

               (a) a registrar,

               (b) one or more transfer agents, one of whom may be the registrar, and

               (c) one or more branch transfer agencies and securities registrars both in and outside British Columbia.

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DEFINITION OF "INSTRUMENT OF TRANSFER"

4.2 For the purpose of these Articles, "instrument of transfer" means

               (a) such form of transfer as may appear on the back of the share certificate evidencing the share proposed to be transferred, or

               (b) such form of separate transfer document as is from time to time in general use or as the board from time to time adopts or permits.

PROCEDURE TO EFFECT TRANSFERS

4.3 In order to effect a transfer of a share,

               (a) an instrument of transfer must be executed by the registered holder of the share, or the holder's attorney duly authorized in writing, in which case evidence satisfactory to the board of such authorization must be delivered to the Company's transfer agent, or, if the Company has no transfer agent, to the records office of the Company,

               (b) the execution of the instrument of transfer and any acknowledgment must be attested and validated as in either case the board from time to time reasonably requires, and

               (c) the certificate evidencing the share to be transferred, the instrument of transfer and the acknowledgment, if required, must be delivered to the Company's transfer agent or, if the Company has no transfer agent, to the records office of the Company.

4.4 There must be a separate instrument of transfer for each class or series of share proposed to be transferred.

4.5 When the transfer agent or the Company receives for the purpose of a proposed share transfer a duly executed instrument of transfer, the Company and its directors, officers and agents, will

               (a) where the instrument of transfer designates the transferee, or

               (b) where the instrument of transfer was executed and is delivered in blank, and the person by or on whose behalf the instrument of transfer is delivered designates in writing a transferee, be entitled to treat the person so designated as the beneficial owner of

               (c) if the instrument of transfer is endorsed on a share certificate, the number of shares evidenced by the certificate or such lesser number as may be specified in the instrument of transfer, or

               (d) if the instrument of transfer is not so endorsed, such number of shares registered in the name of the transferor as are evidenced by every unendorsed certificate deposited with the Company or its transfer agent for the purpose of the transfer, or such lesser number as may be specified in the instrument of transfer, and upon compliance with, and subject to all other provisions of these Articles, the Company will cause the name of the proposed transferee to be entered in the register of members of the Company as holder of each such share.

                                           STRESSGEN BIOTECHNOLOGIES CORPORATION
                                                                          Page 4

SHARES HELD BY FIDUCIARIES

4.6 A share may be registered in the name of a person as executor, administrator, guardian, committee, curator or trustee of, or otherwise as fiduciary for, a named person, trust or estate, and

               (a) where application is made to issue or transfer a share to a person as a fiduciary, the Company will not be obligated to enquire into the authority of the person as such fiduciary, who will be presumed, as against the Company, to be acting in accordance with such authority unless, in the case of a transfer of a share, the transfer proposed is from the person whose estate or interest is sought to be represented,

               (b) in the case of a transfer purporting to be by a fiduciary, including a transfer to the fiduciary in the fiduciary's own right, the Company will not be obligated to enquire into the authority of the fiduciary or the propriety of the transaction or to ascertain whether the transferor continues to hold at the time of transfer the fiduciary office in which the transferor purports to act,

               (c) in all cases the Company will be entitled to act on an order of a court of record, wherever constituted or having jurisdiction, in proceedings to which the registered holder appears from the order to have been subject, directing a vesting or declaring the ownership of shares, as evidenced by a copy of the order of the court certified as such in accordance with the practice of the court,

               (d) a grant of letters probate or letters of administration or order appointing a trustee, guardian, committee or curator or directing a vesting or declaring the ownership of shares, dated not more than one year before the date on which a copy of the grant or order, certified in accordance with the practice of the authority issuing the grant or order, is received by the Company or its transfer agent, will be deemed to be in full force and effect and not to have been amended, revoked or reversed, unless and until there is delivered to the transfer agent of the Company or, if the Company has no transfer agent, to the records office of the Company

                   (i) a certificate of a court of record appearing to have the required jurisdiction, certified in accordance with the practice of such court, that proceedings have been commenced by way of appeal or otherwise to amend, revoke or reserve the grant or order, or

                   (ii) a copy of an order of a court of record appearing to have the necessary jurisdiction certified as aforesaid, by which the earlier grant or order is amended, revoked or reversed, and

               (e) a certificate of a court of record, certified as aforesaid, and delivered to the transfer agent of the Company or, if the Company has no transfer agent, to the records office of the Company, to the effect that a grant or order of that court of the nature described in paragraph (d) remains in full force and effect, and has not been amended, revoked or reversed and that there is not outstanding with respect to the grant or order any proceeding of the nature referred to in subparagraph (d)(i), will create the same presumption as to the validity of the grant or order as though the grant or order bore the same date as the certificate.


                                           STRESSGEN BIOTECHNOLOGIES CORPORATION
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


REFUSAL TO RECOGNIZE TRANSFERS

4.7 The Company or its registrar or transfer agent may refuse to recognize the transfer of a share to an infant, bankrupt or person suffering mental infirmity.

POSSESSION OF INSTRUMENT OF TRANSFER

4.8 Where a transfer of a share is completed by registration in the register of members of the Company, the instrument of transfer and any accompanying acknowledgment will be retained by the Company or its transfer agent, but where the Company declines to complete a proposed transfer of a share the instrument of transfer, share certificate and other documentation deposited for the purpose of the transfer will, on demand, be returned to the person depositing them, or other person entitled thereto.

PAYMENT OF REGISTRATION FEE

4.9 There must be paid to the Company or its transfer agent in respect of the registration of transfer or transmission such fee as the board determines.

SHARES OF A DECEASED MEMBER

4.10 The personal representative of a deceased member (not being one of several joint holders) will be the only person recognized by the Company as having any title to a share registered in the name of the deceased.

DEATH OF JOINT REGISTERED HOLDER OF SHARES

4.11 On the death of one of two or more joint registered holders of a share, the survivor or survivors will be the only person or persons recognized by the Company as having any title to or interest in the share.

BRANCH REGISTERS

4.12 The Company may, if authorized by a debenture or a trust indenture pursuant to which a debenture has been issued, cause to be kept one or more branch registers of its debenture holders.

APPROVAL OF TRANSFERS

4.13 No share in the capital of the Company will be transferred to any person except as approved by resolution of the board or by ordinary resolution, unless at the time of the transfer the Company is a "reporting issuer" within the meaning of the SECURITIES ACT (British Columbia).

                                     PART 5

                                GENERAL MEETINGS

TIME AND PLACE

5.1 General meetings of the Company will be held at such times and places, in accordance with the Company Act and these Articles, as the board determines.

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


NOTICE OF MEETING

5.2 Notice of a meeting is sufficient if it specifies the place, the day and the hour of the meeting and the general nature of any business to be considered at the meeting.

5.3 The accidental omission to give notice of a general meeting to, or the non-receipt of such notice by, any of the persons entitled to receive the notice will not invalidate any proceeding of that meeting or of a meeting adjourned therefrom.

5.4 When any business proposed for a general meeting includes presenting, considering, approving, ratifying or authorizing the execution of a document, the portion of the notice of the meeting relating to the document is sufficient if it states that a copy of the document is or will be available for inspection by the persons entitled to receive the notice at an office of the Company in British Columbia during business hours on any specified day or days or through a specified period of time in the period between the date of the notice and the date of the meeting and at the meeting, and if a copy is so available.

QUORUM

5.5 The quorum for the transaction of business at a general meeting is two individuals present at the commencement of the meeting holding, or representing by proxy the holder or holders of, shares carrying in the aggregate one-twentieth (5%) or more of the votes eligible to be cast at the meeting.

5.6 Unless a quorum is present at the commencement of a general meeting, no business may be transacted other than the selection of the chairman and the adjournment or termination of the meeting.

5.7 If a quorum is not present within half an hour after the time appointed for a general meeting, the meeting, if convened pursuant to a requisition or by a requisitioner, will terminate, and in any other case will stand adjourned to the same day in the next week at the same time and place, or to such later date, other time or other place as the chairman specifies on the adjournment, and if at the adjourned meeting a quorum is not present by half an hour after the time for the meeting, the meeting will then terminate.

APPOINTMENT OF CHAIRMAN

5.8 The chairman of a general meeting will be

               (a) the chairman of the board, if any, or

               (b) if there is no such chairman or if such chairman is absent or unwilling to act, the president, or

               (c) so failing the president, a director present chosen by the directors present, or

               (d) if no such director is chosen and willing to act, an individual present as a member, proxyholder, or representative of a corporate member who is chosen by ordinary resolution.

                                           STRESSGEN BIOTECHNOLOGIES CORPORATION
                                                                          Page 7

ADJOURNMENT OF MEETING

5.9 The chairman may, with the consent of a meeting at which a quorum is present, and will in pursuance of an ordinary resolution to that effect, adjourn the meeting from time to time and from place to place, but no business will be transacted at a meeting so adjourned other than business that could properly have been transacted at the meeting from which the adjournment takes place.

NOTICE OF ADJOURNMENTS

5.10 No notice need be given of an adjournment or of the business to be conducted at an adjourned meeting unless the meeting is adjourned for more than 31 days, in which case not less than 10 days' notice of the adjourned meeting must be given.

PROCEDURE

5.11 The chairman of a meeting of members will have regard to accepted rules of parliamentary procedure, except that, subject to any Rules of Order adopted pursuant to Article 5.12

               (a) the chairman will have absolute authority over matters of procedure and there will be no appeal from the chairman's ruling, but if the chairman deems it advisable to dispense with the rules of parliamentary procedure at a general meeting or part thereof, the chairman must so state and must state clearly the rules under which the meeting or the appropriate part thereof will be conducted,

               (b) a dispute as to the admission or rejection of a vote will be determined by the chairman and, in the absence of bad faith, the chairman's determination will be final and conclusive,

               (c) if, in the bona fide opinion of the chairman, disorder arises that prevents continuation of the business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting, and upon the chairman's so doing, the general meeting is, notwithstanding Article 5.9, immediately adjourned,

               (d) the chairman may require any person to leave the meeting who is not a registered member entitled to vote at the meeting, a proxyholder for or corporate representative of such a member, or the auditor or the representative of the auditor of the Company,

               (e) a resolution or motion will be considered for vote only if proposed by a member, proxyholder or representative of a corporate member and (except for a nomination for election of directors or appointment of auditor) seconded by a member, proxyholder, or representative other than the person who proposed the resolution or motion.

RULES OF ORDER

5.12 The Company may from time to time by ordinary resolution adopt, for any subsequent general meeting, any Rules of Order which will, in so far as not inconsistent with the Company Act or these Articles, govern the conduct of general meetings.

                                           STRESSGEN BIOTECHNOLOGIES CORPORATION
                                                                          Page 8

                                     PART 6

                           VOTING AT GENERAL MEETINGS

APPOINTMENT OF PROXYHOLDER

6.1 A member entitled to attend a general meeting, including a member that is a corporation, may, by means of a proxy, appoint a proxyholder and such proxyholder will be entitled, to the extent that the member if present would have been so entitled, to attend, speak, act and vote, both on a show of hands and on a poll, for the member and on the member's behalf at the meeting, subject only to any limitation imposed on the authority of the proxyholder by the proxy.

VALIDITY OF PROXY

6.2 A proxy must be in writing, must be executed by the member or the member's attorney authorized in writing or, if the member is a corporation, by a duly authorized officer or attorney of the corporation, must be dated the date on which it is executed and, if to apply to less than all the shares registered in the name of the member, must specify the number of shares to which it is to apply.

TERM OF APPOINTMENT OF PROXYHOLDER

6.3 Subject to the Company Act, a proxyholder may be appointed to act for a member at every annual or other general meeting, or at one or more annual or other general meetings that may be held within a stated period of time after the date of the proxy or before a specified date, accordingly as the proxy specifies.

INCONSISTENT PROXIES

6.4 A proxy will, to the extent that it is inconsistent with another proxy of an earlier date, be deemed to revoke such other proxy.

INCAPACITY OF MEMBER

6.5 A vote given in accordance with the terms of a proxy will be valid notwithstanding the previous death, bankruptcy or mental infirmity of the member giving the proxy unless written notice of the death, bankruptcy or infirmity is received by the chairman before the declaration of the result of the vote.

DEPOSIT OF PROXIES

6.6 The board may make regulations providing for the deposit of forms of proxy at specified places and at specified times before meetings and adjourned meetings of the Company, and providing for particulars of such proxies to be telexed, telecopied, cabled, telegraphed or sent in writing or by other form of written communication transmitted by electronic means before the meeting or adjourned meeting to the Company or to an agent of the Company appointed for the purpose of receiving such particulars, with such proof of ownership of the shares in respect of which the proxies are given as the board from time to time determines, and providing that particulars so received will be as effective as though the forms of proxy themselves were deposited.

                                           STRESSGEN BIOTECHNOLOGIES CORPORATION
                                                                          Page 9

REVOCATION OF PROXY

6.7 A proxy may be revoked by an instrument in writing executed by the member or the member's attorney authorized in writing or, where the member is a corporation, by a duly authorized officer or attorney of the corporation, and delivered to the registered office of the Company at any time up to and including the last business day preceding the day of the meeting or any adjournment thereof at which the proxy is to be used, or to the chairman of the meeting or any adjournment thereof.

FORM OF PROXY

6.8 A proxy, other than one required by law to be in particular form, will be substantially in the following form

                                 (Company name)

         The undersigned hereby appoints _____________________ of ________________________ (or failing such person _____________________ of
________________________) as proxyholder for the undersigned with full power of substitution to attend, speak and vote for and on behalf of the undersigned in respect of all (or ___________) shares registered in the name of the undersigned at the general meeting of the Company to be held on the _____ day of ___________, 199__, and at any adjournment thereof.

         Signed this _____ day of _____________, 199__.


                                                    ___________________________
                                                          (Signature of Member)

CORPORATE REPRESENTATIVES

6.9 A corporation that is a member and is not a subsidiary of the Company may, by an instrument signed on behalf of the corporation by its duly authorized director, officer or attorney and delivered to the registered office of the Company, appoint a representative who, until the appointment is in like manner terminated, will be entitled to attend, speak, act and vote, both on a show of hands and on a poll, for the corporation and on its behalf at any meeting of members at which a holder of shares of a class or series held by the corporation is so entitled and will, for all purposes in connection with any such meeting, other than the giving of notice and the execution and revocation of proxies, be reckoned as a member holding the shares registered in the name of the corporation.

6.10 The Company may, but is not obligated to, assume that the director, officer or attorney signing the instrument referred to in Article 6.9 is duly authorized to do so.

JOINT HOLDERS OF SHARES

6.11 Any one of the joint holders of a share may vote in respect of the share at a general meeting, either personally or by proxyholder or corporate representative, as if solely entitled thereto, and if more than one of the joint holders is present or represented by proxyholder or corporate representative that one of them whose name appears first on the register of members in respect of the share, or that one's proxyholder or representative, will alone be entitled to vote in respect thereof.

                                           STRESSGEN BIOTECHNOLOGIES CORPORATION
                                                                         Page 10

NUMBER OF SHARES REPRESENTED BY A PROXY

6.12 A proxy that purports to represent more shares than are registered at the applicable record date in the name of the member who gave it will be deemed to purport to represent the number of shares so registered.

6.13 More than one proxy may be deposited representing shares held by such a member, in which case

               (a) any such proxy will be deemed to be invalid if the total number of shares purported to be represented by all such valid proxies of later date that are not revoked is not less than the number of shares registered in the name of the member on the applicable record date, and

               (b) if

                   (i) the total number of shares purported to be represented by all such valid proxies of a particular date that are not revoked exceeds

                   (ii) the number by which

                         (A) the number of shares so registered exceeds

                         (B) the total number of shares represented by all such valid proxies of later date that are not revoked,

         each such proxy of the particular date that is not revoked will be deemed to represent the number of shares, excluding any fraction, that is equal to that proportion of the excess described in subparagraph
         (ii) that

                   (iii) the number of shares purported to be represented by the proxy is of

                   (iv) the total number of shares purported to be represented by all such proxies of the particular date that are not revoked.

VOTE BY A MEMBER'S COMMITTEE

6.14 A member for whom a committee has been duly appointed may vote by such committee, both on a show of hands or on a poll, and the committee may appoint a proxyholder.

POLLS

6.15 A poll demanded on the election of a chairman or on a question of adjournment will be taken forthwith and without an intervening adjournment.

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                                                                         Page 11

6.16 The demand for a poll and the carrying out of a poll will not, unless the chairman so rules, prevent the continuance of a meeting for the transaction of business other than that on which the poll is demanded.

6.17 On a poll a person entitled to more than one vote need not use all such votes or cast all the votes used in the same way.

MAJORITY OF VOTES TO DECIDE QUESTIONS

6.18 Except as otherwise required by these Articles, by the Company Act, or by other applicable law, a question arising at a meeting of members will be decided on a motion by a majority of the votes cast.

NO CASTING VOTE

6.19 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman may not exercise a casting vote in addition to any other vote that the chairman may have exercised.

CHAIRMAN'S RIGHTS

6.20 The chairman, if a member, proxyholder or corporate representative, may move, propose or second a resolution.

                                     PART 7

                            APPOINTMENT OF DIRECTORS

NUMBER OF DIRECTORS

7.1 The number of directors to be elected by the members will be such number, being not less than the minimum number required under the Company Act, as is from time to time determined by ordinary resolution at an annual general meeting or otherwise by special resolution.

COMMENCEMENT OF TERM OF OFFICE

7.2 At each annual general meeting of the Company directors will be elected to hold office beginning at the termination, or earlier adjournment, of the meeting at which they are elected.

ELECTION BY ACCLAMATION

7.3 If the number of eligible persons nominated for election as directors is equal to or less than the number of directors to be elected, no vote will be required and those nominated will be deemed elected by acclamation, and if the number of eligible persons so nominated exceeds the number to be elected, voting on the election will be by a poll.

ELIGIBILITY OF RETIRING DIRECTOR

7.4 A retiring director is eligible for re-election.

TERMINATION OF OFFICE

7.5 The office of a person as a director will terminate

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

               (a) when that person dies or resigns,

               (b) when that person is removed from office as provided in the Company Act,

               (c) when that person ceases to be qualified as a director under the Company Act, or

               (d) on the adjournment or termination of an annual general meeting at which a director is elected, and at which that person is not elected.

CASUAL VACANCIES

7.6 The board may appoint any individual qualified to act as a director to the board to fill a casual vacancy on the board, and where the number of remaining directors is not sufficient to constitute a quorum, the remaining directors may act for the purpose of filling the vacancies up to that number, but for no other purpose.

7.7 A vacancy resulting from an increase in the number of directors will be deemed not to be a casual vacancy unless, but will be deemed to be a casual vacancy if, the vacancy is not filled by the members at the meeting at which, or concurrently with the passing of the consent resolution by which, the increase is authorized.

7.8 A vacancy on the board that has not otherwise been filled may be filled by an appointment made by ordinary resolution.

ADDITIONAL DIRECTORS

7.9 The board may, between annual general meetings, appoint one or more additional directors of the Company, but the number of additional directors may not at any time exceed one third of the number of directors elected or appointed at the last annual general meeting of the Company.

DIRECTORS WHO ARE NOT MEMBERS

7.10 A person who is not a member who becomes a director is deemed to have agreed to be bound by the provisions of these Articles to the same extent as a member.

REIMBURSEMENT OF EXPENSES

7.11 A director will be paid such reasonable travelling, lodging, subsistence and other expenses as the director incurs in or about performing the duties of a director of the Company.

REMUNERATION

7.12 The remuneration of the directors may from time to time be fixed by the board, subject to any limitation established by ordinary resolution, and may, in the case of a director who is also an officer or employee of the Company, be in addition to any remuneration to which the director is entitled as such officer or employee.

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7.13 A director who performs a professional or other service for the Company that, in the opinion of the board, is outside the ordinary duties of a director, or is otherwise specially occupied in or about the Company's business, may be paid a special remuneration to be fixed by the board or, at the option of the director, by ordinary resolution.

7.14 Remuneration of a director payable on a periodic basis will be deemed to accrue from day to day.

PAYMENT ON RETIREMENT

7.15 Except as restricted by ordinary resolution, the board may cause the Company to pay a gratuity, pension or allowance on retirement to a director who has held a salaried office or position of profit with the Company, or to that director's surviving spouse or dependents, and may make contributions to a fund for, and pay premiums for the purchase or provision of, any such gratuity, pension or allowance.

APPOINTMENT OF ALTERNATE DIRECTOR

7.16 Any director (in this Part called "appointor") may by instrument in writing delivered to the Company appoint any person to be his alternate to act in his place at meetings of the directors at which he is not present unless the directors shall have reasonably disapproved the appointment of such person as an alternate director and shall have given notice to that effect to the appointor within a reasonable time after delivery of such instrument to the Company. Every such alternate shall be entitled to notice of meetings of the directors and to attend and vote as a director at a meeting at which the appointor is not personally present, and, if he is a director, to have a separate vote on behalf of the appointor in addition to his own vote. The appointor may at any time by instrument in writing, or by telegram, telex, telecopy, cable or other form of written communication transmitted in whole or in part by electronic means dispatched by the appointor to the Company, revoke the appointment of an alternate appointed by him. The remuneration payable to such an alternate shall be payable out of the remuneration of the appointor.

WHEN APPOINTMENT EFFECTIVE

7.17 An appointment of an alternate will not be effective until an instrument in writing signed by the appointor, or a telegram, telex, telecopy, cable or other form of written communication transmitted in whole or in part by electronic means dispatched by the appointor, declaring the appointment, is received by the Company.

DETERMINATION OF QUORUM

7.18 Unless otherwise determined by the board, in determining whether a quorum is present the appointor of an alternate will be deemed to be present if the alternate is present.

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                                     PART 8

                            PROCEEDINGS OF DIRECTORS

REGULATION OF MEETINGS

8.1 The directors may meet at such places and adjourn and otherwise regulate their meetings and proceedings as they see fit.

WHO MAY CONVENE MEETING

8.2 A director may at any time, and the secretary upon the request of a director will, convene a meeting of the board.

MINIMUM NOTICE

8.3 Notice of a meeting of the board must be given to each director

               (a) at least four days before the time fixed for the meeting if a majority of the directors reside within a 75-mile radius of the place where the meeting is to be held, or

               (b) otherwise, at least seven days before the time fixed for the meeting,

or in either case, by such lesser period of time before the meeting as is reasonable in the circumstances.

FORM OF NOTICE

8.4 Notice of a meeting of the board may be given

               (a) orally, either personally or by telephone,

               (b) in writing, either personally or by delivery through the post, telex, telecopy or telegraph, or by any other form of written communication transmitted by electronic means, or

               (c) by any other means of communication in common usage.

8.5 When notice of a meeting of the board is given to a director other than orally, it must be addressed to the director at the director's registered address, but a notice sent to any other address at the request of the director will not be invalid.

WHEN NOTICE NOT REQUIRED

8.6 No notice need be given to a director of a meeting of the board at which the director is appointed or which immediately follows a general meeting at which the director is elected or appointed.

VACANCY IN THE BOARD

8.7 The board may act notwithstanding any vacancy in its body, so long as the number of directors in office is not reduced below the number fixed as the quorum of the board.

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QUORUM FOR TRANSACTION OF BUSINESS

8.8 The board may from time to time fix the quorum necessary for the transaction of business and until so fixed the quorum will be a majority of the number last determined under Article 7.1.

CHAIRMAN OF THE BOARD

8.9 The chairman of the board, if any, or in the chairman's absence or if there is no chairman of the board, the president, will be chairman of each meeting of the board, but if at a meeting neither the chairman of the board nor the president is, within 15 minutes after the time appointed for holding the meeting, present and willing to act, the directors present may by resolution choose one of their number to be chairman of the meeting.

POWER OF DIRECTORS WHERE QUORUM PRESENT

8.10 A meeting of directors at which a quorum is present is competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the board generally.

CONSENT RESOLUTIONS

8.11 A resolution of the board may be passed without an actual meeting of the board if the resolution is consented to in writing by all the directors, which consents may be in two or more counterparts.

TELEPHONE CONFERENCE MEETINGS

8.12 A meeting of directors may be held by telephone or other communications facilities that permit all participants in the meeting to hear each other, and a director who participates in the meeting by those means will be counted as present at the meeting.

PROCEDURE AT MEETINGS

8.13 No resolution proposed at a meeting of the board need be seconded, and the chairman of the meeting is entitled to move or propose a resolution.

DETERMINATION OF QUESTIONS

8.14 A question arising at a meeting of the board will be decided by a majority of votes, and in the case of an equality of votes the chairman may exercise a casting vote in addition to any other vote that the chairman may have exercised.

INTERESTED DIRECTORS

8.15 A director who is interested in a proposed contract or transaction or other business to be considered or conducted at a meeting of the board and who has disclosed that interest in accordance with the provisions of the Company Act will be counted in the quorum at a meeting of the board at which the proposed contract or transaction or such other business is considered, approved or otherwise acted on.

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APPOINTMENT OF OFFICERS

8.16 All appointments of officers will be made on such terms and conditions and at such remuneration, whether by way of salary, fee, commission, participation in profits, or otherwise, as the board determines, and every such appointment will be subject to termination at the pleasure of the board, but without prejudice to any right that may thereby arise under any contract.

TERMINATION OF OFFICER'S APPOINTMENT

8.17 The appointment of a person as an officer will not terminate merely by reason that all or any of the members of the board by which the person was appointed have ceased to be directors, unless the person thereby ceases to be qualified for the office.

POWERS OF THE BOARD

8.18 The board may exercise all such powers and do all such acts and things as the Company may exercise and do and that are not by these Articles or otherwise lawfully directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provision of these Articles and all laws affecting the Company and to any rules, not inconsistent with these Articles, made from time to time by the Company in general meeting, but no such rule will invalidate a prior act of the board that would have been valid if the rule had not been made.

                                     PART 9

                             COMMITTEES OF THE BOARD

DELEGATION OF POWERS

9.1 The board may, on such terms as it sees fit, delegate any of its powers (except the powers to fill vacancies on the board, to appoint additional directors and to change the membership of or fill vacancies on a committee of the board) to one or more committees, each consisting of one or more directors, which will function in such manner consistent with these Articles as the board from time to time directs.

EXERCISE OF COMMITTEE POWERS

9.2 The powers of a committee of directors may be exercised by a meeting at which a quorum is present or by a resolution consented to in writing by all members of the committee who would have been entitled to vote on the resolution at a meeting of the committee, which consents may be in two or more counterparts.

TELEPHONE CONFERENCE MEETINGS

9.3 A meeting of a committee may be held by telephone or other communications facilities that permit all participants in the meeting to hear each other, and a member of a committee participating in the meeting by those means will be counted as present at the meeting.

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QUORUM AND PROCEDURES AT MEETINGS

9.4 Except as otherwise determined by the board,

               (a) the number of directors forming a quorum for a committee will be a majority of the number of directors constituting the committee immediately after the last director was appointed thereto,

               (b) a question arising at a meeting of a committee will be determined by a majority of the votes cast thereon, and in the case of an equality of votes the chairman of the meeting will not be entitled to a second or casting vote,

               (c) each committee will meet and adjourn as it thinks proper and will have power to elect its chairman and to make rules for the conduct of its business, and

               (d) a committee may act notwithstanding any vacancy in its body, so long as

                   (i) the number of members of the committee in office is not reduced below the number fixed as the quorum for meetings of the committee, and

                   (ii) the number of directors in office is not reduced below the number fixed as a quorum of the board.

MINUTES OF TRANSACTIONS

9.5 Each committee will keep regular minutes of its transactions and will cause them to be recorded in books kept for that purpose, and will report them to the board as the board from time to time requires.

AUDIT COMMITTEE

9.6 The board will elect annually from among its number an audit committee to be composed of not fewer than three directors of whom a majority will not be officers or employees of the Company or its affiliates.

9.7 The audit committee will review the annual financial statements of the Company before, and will comment thereon when, such statements are submitted to the board for its approval.

                                    PART 10

                            BORROWING AND MORTGAGING

BORROWING POWERS

10.1 The board may from time to time at its discretion authorize the Company to borrow any sum of money for the purposes of the Company and may raise or secure the repayment of such sum or the performance of any other obligation of the Company in such manner and upon such terms and conditions in all respects as the board thinks fit and, without limiting the generality of the foregoing, by the issue of bonds, debentures, or other instruments, or a mortgage or charge, whether specific or

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floating, or other security on the undertaking of the whole or any part of the property of the Company, both present and future, and by the pledging thereof.

ASSIGNMENT OF SECURITIES

10.2 The board may make any such bond, debenture, or other instrument, mortgage or charge, or any other security, by its terms assignable free from any equity between the Company and the person to whom it is issued, or any other person who lawfully acquires it by assignment, purchase or otherwise.

TERMS OF SECURITIES

10.3 The board may authorize any such bond, debenture, or other instrument, mortgage, charge or other security to be issued at a discount, premium or otherwise, and with or subject to such special or other rights, privileges or restrictions as to redemption, surrender, drawings, allotment of or conversion into or exchange for shares or other securities, attendance at general meetings of the Company, and otherwise, as the board determines at or before or, subject to applicable law, after the time of issue.

                                    PART 11

                   SAFEGUARDING, INDEMNITY, ETC. OF DIRECTORS

PARTICIPATION IN OTHER CORPORATIONS

11.1 A director of the Company may be or become a director, officer or shareholder of, or otherwise interested in, a corporation promoted by the Company or in which the Company is interested, as shareholder or otherwise, or a corporation that is a member of or otherwise interested in the Company, and will not be liable to account to the Company for any remuneration or other benefit received as a director or officer of, or from such interest in, such corporation.

CONTRACTING WITH THE COMPANY

11.2 A director may hold any office or position of profit in the Company in conjunction with such directorship for such period and on such arrangement as to remuneration or otherwise as the board determines, and no director or proposed director is disqualified by that relationship from contracting with the Company either with regard to the director's tenure of such other office or position of profit, or as vendor, purchaser or otherwise, nor is a director so contracting or being so interested liable to account to the Company for any profit realized by any such arrangement or contract by reason only that the director holds that office or of the fiduciary relationship thereby established.

INDEMNITY

11.3 The Company will indemnify every person who is or was a director of the Company or is or was serving at the request of the Company as a director of another corporation of which the Company is or was a shareholder, and will to the extent that the board determines indemnify any person who is or was an officer, employee or agent of the Company or is or was serving at the request of the Company as the officer, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, and the heirs and personal representatives of such person against all costs, charges and expenses actually incurred by such person, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding, whether brought by the Company,

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by such other corporation, partnership, joint venture, trust or other enterprise, or by any other person, to which such person is made a party by reason of having so been or having so served as a director, officer, employee or agent, if

               (a) such person acted honestly and in good faith with a view to the best interests of the Company or such other corporation, partnership, joint venture, trust or other enterprise, and

               (b) in the case of a criminal or administrative action or proceeding, such person had reasonable grounds for believing that such person's conduct was lawful,

and the Company may also indemnify any such person or any other person in such other circumstances and to such extent as the law allows.

NO LIABILITY FOR NEGLECT OF OTHERS

11.4 No director and, to the extent approved by the directors, no officer, employee or agent for the time being of the Company, will be liable for any act, receipt, neglect or default of any other director, officer, employee or agent, or for joining in any receipt or act for the sake of conformity, or for any loss, damage or expense sustained or incurred by the Company through the insufficiency or deficiency of title to any property acquired for or on behalf of the Company, or for the insufficiency or deficiency of any security in or on which any of the monies of or belonging to the Company are placed out or invested, or for any loss or damage arising from the bankruptcy, insolvency or wrongful act of any person, firm or corporation with whom or which any monies, securities or effects are lodged or deposited, or for any other loss, damage or misfortune whatsoever that happens in the execution of the duties of such person's office or trust or in relation thereto, unless it happens by or through such person's own willful neglect or default.

RELIANCE ON WRITTEN STATEMENTS

11.5 The directors may rely on the accuracy of any statement of fact represented by an officer of the Company to be correct and on any statement in a written report of the auditor of the Company, and will not be liable for any loss or damage resulting from their authorizing payment of any dividend or otherwise acting or declining to act in good faith in reliance on any such statement.

INDEMNIFICATION INSURANCE

11.6 The directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or may be entitled to indemnification under
Article 11.3 against any expense or liability from which such person is or may be so entitled to be indemnified and may secure such right of indemnification by mortgage or other charge on all or any part of the real and personal property of the Company, and any action taken by the board under this Part will not require approval or confirmation by the members.

APPLICATION OF THIS PART

11.7 The provisions of this Part are applicable only to the extent permissible by law and to the extent that they do not duplicate any right, indemnity or reimbursement that the person relying thereon has, or has received or will receive, otherwise than under this Part.

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                                    PART 12

                             EXECUTION OF DOCUMENTS

COMMON SEAL

12.1 The board may adopt a common seal for the Company and may, from time to time, adopt a new common seal, and will provide for the safe custody of the common seal.

OFFICIAL SEAL

12.2 The Company may have an official seal for use in any other province, territory, state or country.

USE OF SEALS

12.3 Neither the common seal nor an official seal will be impressed on any document or instrument except

               (a) pursuant to the authorization of a resolution of the board, which authorization may extend to the sealing of a particular document or instrument, one or more documents and instruments meeting a description, or to all documents and instruments to be executed under seal, or

               (b) by the secretary or an assistant secretary for the purpose of certifying copies of or extracts from the Memorandum or Articles of the Company, minutes of meetings or resolutions of members or of the board or committees of the board or instruments executed or issued by the Company.

FACSIMILE SIGNATURES

12.4 The signature of an officer or director of the Company that is, by authority of the board, printed, lithographed, engraved or otherwise reproduced upon any instrument or document (including a negotiable instrument) to be signed, executed or issued by the Company or by any of its officers or directors, and an instrument or document on which the signature of any such person is so reproduced, will be as valid as if the signature had been affixed manually by such person, and will be so valid notwithstanding that, at the time of the issue or delivery of the instrument or document, the person whose signature is so reproduced is deceased, has ceased to hold the office giving rise to such person's authority or is otherwise incapacitated from personally signing the instrument or document.

REPRODUCTION OF COMPANY SEAL

12.5 To enable the common seal of the Company to be affixed to an instrument or document (including a negotiable instrument), whether in definitive or interim form, on which a facsimile of the signature of a director or officer of the Company is, in accordance with these Articles, printed, lithographed, engraved or otherwise reproduced, there may be delivered to the person employed to engrave, lithograph or print the instrument or document one or more unmounted dies reproducing the Company's seal and any two directors or officers of the Company may in accordance with these Articles authorize such person to cause the Company's seal to be affixed to such instrument or document by the use of such a die.

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                                    PART 13

                                    DIVIDENDS

DECLARATION OF DIVIDENDS

13.1 Except as otherwise provided by special rights or restrictions attached to any shares, every dividend will be declared according to the number of shares held.

PAYMENT OF DIVIDENDS

13.2 A dividend may be declared and paid out of the retained earnings, profits or other income of the Company or out of any capital surplus, contributed surplus, appraisal surplus, share premium or any other surplus or surplus account of the Company, or as otherwise permitted by law.

NO NOTICE REQUIRED

13.3 No notice of the declaration of a dividend need be given to any member, and no dividend will bear interest against the Company.

NON-CASH DIVIDENDS

13.4 A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of paid-up shares, rights, warrants, bonds, debentures or debenture stock of the Company, or in any one or more other ways, and the board may settle as it deems expedient any difficulty that arises in regard to the distribution and in particular may

               (a) fix the value for distribution of specific assets,

               (b) determine that cash payments will be made to members on the footing of the values so fixed or in lieu of fractional shares, rights, warrants, bonds, debentures or debenture stock, in order to adjust the rights of all parties,

               (c) vest any such specific assets in a trustee on such trusts for the persons entitled as the board deems expedient,

               (d) determine which members are entitled to such assets, or cash payments in lieu of such assets, on any particular dividend so declared, and

               (e) determine the amount, by which the paid-up capital of the Company is to be increased by the issue of each share without par value so distributed.

DIVIDENDS PAYABLE TO FIDUCIARY

13.5 The Company may retain a dividend payable on a share in respect of which a fiduciary is entitled to become a member until the fiduciary becomes the registered holder of the share, at which time the Company may pay such dividend to the fiduciary.

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METHOD OF PAYMENT

13.6 A dividend or other monies payable in cash in respect of a share may be paid by cheque or warrant sent through the post to the registered holder of the share in like manner as provided in these Articles for the giving of notices, or to such person and to such address as the holder or joint holders, as the case may be, in writing direct.

RECEIPTS

13.7 Any one of two or more joint holders may give an effectual receipt for a dividend or other monies payable or assets distributed in respect of a share held by them as joint holders.

                                    PART 14

                                     NOTICES

METHODS OF GIVING NOTICE

14.1 Except as otherwise provided herein, a notice may be given or a document delivered by the Company

               (a) to a member or director, either personally or by sending it through the post to the member or director in a prepaid letter, envelope or wrapper addressed to the member or director at the member's or director's registered address,

               (b) to the joint holders of a share by giving the notice or delivering the document to the joint holder first named in the register of members in respect of the share, and

               (c) to a person claiming entitlement to a share as a consequence of the death, bankruptcy or mental infirmity of a member by sending it through the post in a prepaid letter, envelope or wrapper addressed to such person by name, or by suitable title as representing the deceased, bankrupt or mentally infirm member, at the address, if any, supplied to the Company for the purpose by such person, or, until an address has been so supplied, by giving the notice or delivering the document in any manner in which it might have been given or delivered if the death, bankruptcy or mental infirmity had not occurred.

DECEASED MEMBER

14.2 A notice or document sent through the post to or left at the registered address of a member will, notwithstanding that the member is then deceased and whether or not the Company or its agent has notice of such decease, be deemed to have been duly given or delivered in respect of any share registered in the name of the member and will for all purposes of these Articles be deemed sufficiently given or delivered to the deceased member's personal representative and to any person jointly interested with the member in any such share.

WAIVER OF NOTICE

14.3 A member (or a member's duly appointed proxyholder or corporate representative), director, officer or auditor may waive the failure to give the member, director, officer or auditor notice, or to give the notice by a particular time, as required by the Company Act, these Articles, or otherwise,

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and such waiver, if given before the meeting or other event of which notice is required to be given, will cure any defect resulting from that failure.

14.4 A waiver referred to in Article 14.3 must be in writing except a waiver of notice of a meeting of members or of the board or of a committee of the board which may be given in any manner and, in the case of a meeting of the board or of a committee of the board, will be deemed to be given by a director with respect to all business transacted after the director first attends the meeting.

                                    PART 15

                         SPECIAL RIGHTS AND RESTRICTIONS
                                PREFERENCE SHARES

15.1 The Preference shares of the Company shall have attached the special rights and restrictions set out in this Part 15.

15.2 The Preference shares as a class shall have attached thereto the following special rights and restrictions:

               (a) Preference shares may at any time and from time to time be issued in one or more series; notwithstanding anything contained elsewhere in these Articles the directors may from time to time, by resolution passed before the issue of any Preference shares of any particular series, alter the Memorandum of the Company to fix the number of Preference shares in, and to determine the designation of the Preference shares of that series and alter the Memorandum or the Articles to create, define and attach special rights and restrictions to the Preference shares of that series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of dividends, whether cumulative, non-cumulative or partially cumulative, the dates, places and currencies of payment thereof, the consideration for, and the terms and conditions of any purchase for cancellation or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, the restrictions respecting payment of dividends on, or the repayment of capital in respect of any other shares of the Company and voting rights and restrictions; but no special right or restriction so created, defined or attached shall contravene the provisions of subparagraph (b) and (c) of this
               Article 15.2;

               (b) Holders of Preference shares shall be entitled, on the distribution of assets of the Company on the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or on any other distribution of assets of the Company among its members for the purpose of winding up its affairs, to receive before any distribution shall be made to holders of Common shares the amount paid up with respect to each Preference share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose shall be calculated as if such dividends were accruing on a day-to-day basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to holders of Preference shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Company except as specifically provided in the special rights and restrictions attached to any particular series;

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               (c) The holders of Preference shares shall be entitled to receive copies of the financial statements of the Company and the auditors' report thereon to be submitted to the shareholders of the Company at annual general meetings but the holders of Preference shares shall not be entitled as such to receive notice of or attend any general meeting of the Company or to vote at any such meeting (but shall be entitled to receive notice of general meetings of the Company called for the purpose of authorizing the dissolution of the Company or the sale of its undertaking or a substantial part thereof).

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                                  SCHEDULE "B"

                      STRESSGEN BIOTECHNOLOGIES CORPORATION


                                    PART 16

                         SPECIAL RIGHTS AND RESTRICTIONS
                         SERIES 1 NON-VOTING CONVERTIBLE
                          REDEEMABLE PREFERENCE SHARES

ATTACHMENT OF SPECIAL RIGHTS AND RESTRICTIONS

16.1 The Series 1 Non-Voting Convertible Redeemable Preference Shares without par value (the "SERIES 1 SHARES") shall have the following rights and restrictions attached.

CERTAIN DEFINITIONS

16.2 As used in this Part 16, the following terms shall have the following meanings:

               (a) "ANTITUMOUR GENE" means a Stress Gene alone or in combination with at least one other nucleic acid sequence wherein the nucleic acid sequences are associated such that each nucleic acid sequence shall transfect the same cell, e.g., fusion of the nucleic acid sequences from a Stress Gene fused to sequences from a gene encoding a tumour-associated antigen on a contiguous nucleic acid strand, or co-delivery of a first nucleic acid sequence encoding a Stress Protein and second nucleic acid sequence for transfection of the same cell through a cationic lipid. Excluded from this definition is any combination of a Stress Gene and another nucleic acid sequence which is not designed to facilitate the transfection of the same cell, e.g., a mixture of virus particles each carrying a different nucleic acid sequence;

               (b) "CMDF" means Canadian Medical Discoveries Fund Inc.;

               (c) "CMDF EXIT RIGHT" means the right of CMDF, pursuant to
               Section 8.6 of the Operating Agreement, to require the Company and its Joint Venture partner to repay its original investment in the Joint Venture plus interest thereon;

               (d) "COLLABORATION PRODUCT" means any product or process developed under a collaboration among the Company, CMDF, Genzyme Corporation, StressGen Gene Therapies Corp. and StressGen/Genzyme LLC for use in the Field;

               (e) "FIELD" means the prophylactic or therapeutic treatment of cancer in humans using gene therapy for expression of an Antitumour Gene using one or more Gene Therapy Components;

               (f) "GENE THERAPY COMPONENTS" means viral or non-viral means, as well as any useful or necessary transfection, translation or transcription elements, to effect the transfer of a DNA sequence of interest to a cell of interest, including but not limited to elements useful to control the expression level of an amino acid sequence transcribed from such DNA sequence;

               (g) "JOINT VENTURE" means the joint venture between the Company and its joint venture partner for the development of a gene therapy for cancer that uses stress proteins;

               (h) "JV CALL RIGHT" means the right of the Company and its Joint Venture partner, pursuant to Section 8.5 of the Operating Agreement, to purchase CMDF's interest in the Joint Venture;

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               (i) "JV NDA" means a new drug application filed with the United
               States Food & Drug Administration after completion of human clinical trials to obtain marketing approval for a Collaboration Product;

               (j) "JV PUT NOTICE" means a notice in writing delivered by CMDF to the Company, before 4:30 p.m. (Vancouver time), July 31, 2002, announcing its intention to exercise its JV Put Right;

               (k) "JV PUT RIGHT" means the right of CMDF, pursuant to Section
               10.4 of the Operating Agreement, to sell its interest in the Joint Venture;

               (l) "OPERATING AGREEMENT" means the Operating Agreement dated July 31, 1997 between the Company, CMDF and certain others, a copy of which is available for inspection during normal business hours at the records office of the Company;

               (m) "REDEMPTION PRICE" means, for each Series 1 Share redeemed, $0.0001 per share, subject to adjustment as provided for in this Part;

               (n) "STRESS GENE" means a DNA sequence encoding all or a portion of a Stress Protein;

               (o) "STRESS PROTEIN" means (a) a member of a conserved family of proteins of which endogenous expression is transiently increased in response to adverse environmental events or other stress, including heat stress, or (b) is at least 40% identical at the amino acid level with a protein described in (a). For purpose of this Part 16, Stress Proteins include but are not limited to Hsp100-200, Hsp100, Hsp90, Lon, Hsp70, Hsp60, TF55, Hsp40, FKBP,
               Cyclophin, Hsp20-30, ClpP, GrpE, Hsp10, protein disulfide isomerase (PDI), and ubiquitin;

VOTING

16.3 Holders of Series 1 Shares will not be entitled to receive notice of, attend or vote at all meetings of the shareholders of the Company, except as expressly required under the provisions of the COMPANY ACT (British Columbia).

DIVIDENDS

16.4 Holders of Series 1 Shares will be entitled to receive, if, as and when, declared by the board, such dividends as may be declared thereon by the board from time to time on parity with the holders of the Common shares.

LIQUIDATION ENTITLEMENT

16.5 In the event of the liquidation, dissolution or winding up of the Company, or other distribution of the assets of the Company among its members for the purpose of winding up its affairs, there will be paid to each holder of Series 1 Shares, in respect of each such share held by such holder, in preference to and priority over any distribution or payment on the Common shares, the amount paid up with respect to each Series 1 Share held by them, and all declared unpaid dividends thereon, and after such payment such holder will not, as such, be entitled to participate in any further distribution of the property or assets of the Company.

CONVERSION

16.6 CONVERSION RIGHT - A holder of one or more Series 1 Shares may, at its option, convert the whole or any part of the Series 1 Shares held by it into fully paid and non-assessable Common shares on the basis of one Common share for each Series 1 Share (the "CONVERSION RATE"), subject to

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adjustment from time to time as provided for in ss.16.10 and to the following mutually exclusive alternative terms and conditions.

               (a) If the Company has filed an application for a JV NDA, the holder may, upon the payment of a conversion price per share so converted (the "CONVERSION PRICE") of $5.98, subject to adjustment, exercise the conversion right at any time from the date of filing of the JV NDA until the earlier of

                   (i) 4:30 p.m. (Vancouver time) on the first anniversary from the date of filing of the JV NDA, and

                   (ii) 4:30 p.m. (Vancouver time) on the date which is 10 years from the date of issue of the Series 1 Shares.

               (b) If CMDF has exercised its JV Put Right, the holder may, upon the payment of a conversion price equal to the average closing price of the Company's Common shares on the principal stock exchange on which such shares are traded over the 20 trading days immediately preceding the date of the JV Put Notice (also, the "CONVERSION PRICE") exercise the conversion right at any time from the date of exercise of the JV Put Right until 4:30 p.m. (Vancouver time) on the third anniversary of the date of receipt of the JV Put Notice.

CONVERSION PROCEDURE

16.7 Conversions of Series 1 Shares will be in accordance with the following rules and procedures:

               (a) In order to effect a conversion of Series 1 Shares, the holder thereof must deliver to the Company at its head office, at least 10 days before the date specified for conversion (which must be a business day) (the "CONVERSION DATE"), a notice in writing (the "CONVERSION NOTICE") signed by the holder and accompanied by the certificate(s) representing the Series 1 Shares to be converted and a cheque or money order payable to the Company in the amount of the relevant Conversion Price.

               (b) The Conversion Notice must specify the Conversion Date and the number of Series 1 Shares which the holder desires to have converted (the "CONVERSION SHARES").

               (c) Upon receipt of a Conversion Notice and the accompanying certificate(s) for the Conversion Shares and payment of the Conversion Price, the Company will, on the Conversion Date, issue to the holder of the Conversion Shares certificate(s) representing Common shares of the Company receivable on conversion of the Conversion Shares.

               (d) If less than all of the Series 1 Shares represented by any certificate(s) accompanying a Conversion Notice are to be converted, the holder will be entitled to receive, at the expense of the Company, a new certificate representing the balance of the Series 1 Shares.

               (e) The Company will pay any government or other tax (if any) imposed and any other costs in respect of a conversion except for any income tax payable by the holder.

               (f) The right of a holder to effect a conversion of Series 1 Shares will be deemed to have been exercised, and the holder will be deemed to have become a holder of record of Common shares for all purposes, on the Conversion Date, notwithstanding any delay in the delivery of
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               certificate(s) representing the Common shares into which the
               Conversion Shares have been converted.

               (g) The holders of any Conversion Shares at the close of business on the record date for any dividend payable on such shares will be entitled to the dividend notwithstanding that the Conversion Shares are converted after such record date and before the payment date of the dividend. Upon the Conversion Date, the Company will pay the holder of any Conversion Shares an amount equal to all unpaid dividends owing on such shares at the Conversion Date. The holder of Common shares resulting from a conversion will be entitled to rank equally with the holders of record of all other Common shares in respect of all dividends declared on the Common shares at the close of business on any date on or after the Conversion Date.

               (h) All shares resulting from a conversion of Series 1 Shares will be deemed to be fully paid and non-assessable.

               (i) In any case where a fraction of a Common share would otherwise be issuable on conversion of Conversion Shares, the Company will pay to the holder of the Conversion Shares a cash amount in respect of each fractional share equal to the same fraction of the market price of the Common shares on the principal exchange on which such shares are traded (or, if such shares are not listed on a stock exchange, then as determined in good faith by the board) at the close of business on the Conversion Date.

               (j) The Company will at all times reserve and keep available out of its authorized but unissued Common shares, solely for the purpose of effecting the conversion of the Series 1 Shares, such number of Common shares as will from time to time be sufficient to effect the conversion of all of the outstanding Series 1 Shares.

REDEMPTION RIGHT

16.8 The Company may redeem any outstanding Series 1 Shares at any time after:

               (a) the expiry of the applicable conversion period in
                   Section 16.6;

               (b) the exercise of the CMDF Exit Right; or

               (c) the date which is ten years from the date of issue of the Series 1 Shares;

         by paying to the holder of each share the Redemption Price

REDEMPTION PROCEDURE

16.9 Redemptions of Series 1 Shares will be carried out in accordance with the following rules and procedures:

               (a) If there is more than one holder of Series 1 Shares, in exercising its right under Section 16.8 to redeem less than all such shares outstanding the Company will not be obligated to redeem such shares pro rata according to the number of such shares held by each such holder, but may, as the board sees fit, but subject to the stipulations of any lawful agreement or joint direction of all the holders of Series 1 Shares of which the Company has been given written notice, redeem such shares disproportionately and to the entire exclusion of shares held by one or more such holders.

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               (b) Subject to Section (c), the Company will at least 10 days before the day set for a redemption give, to each person who on the day the notice is given is the registered holder of a share to be redeemed, a notice of redemption setting out

                   (i) the date on which redemption is to occur,

                   (ii) the Redemption Price, and

                   (iii) if less than all the Series 1 Shares held by the person to whom the notice is directed are to be redeemed, the number thereof to be redeemed,

               but accidental failure to give such a notice to one or more such holders will not affect the validity of the redemption. The notice will be mailed in a prepaid letter addressed to each holder of Series 1 Shares at its address as it appears on the books of the Company, or where no such address is recorded, then to the last known address of such holder.

               (c) A holder of a Series 1 Share may waive notice of redemption or consent to the abridgement of the time for giving such notice, and if the notice is waived the Company will be deemed to have given a notice specifying as the day for redemption the day the redemption actually occurs.

               (d) On or after the date specified for redemption in the notice of redemption, the Company will, on presentation and surrender at the records office of the Company (or any other place designated in the notice) of the certificate(s) evidencing Series 1 Shares, pay or cause to be paid to or to the order of the registered holder of the Series 1 Shares the Redemption Price therefor.

               (e) A Series 1 Share in respect of which the Redemption Price is paid as provided in this Part will thereupon be and be deemed to be redeemed and the certificate evidencing the share will be cancelled.

               (f) If less than all the Series 1 Shares evidenced by a certificate are redeemed, a new certificate evidencing the balance will be issued at the expense of the Company.

               (g) From and after the date for redemption specified in a notice of redemption, the holder of a share called for redemption will not be entitled to exercise any of the rights of a holder thereof unless payment of the Redemption Price is not made on presentation of the certificate therefor in accordance with the provisions of this Part, in which case the rights of the holder will thereupon be restored.

               (h) Should the person who is the holder of a Series 1 Share to be redeemed fail to present and surrender the certificate(s) evidencing the share by the expiration of 5 days after the date specified for redemption, the Company may deposit the Redemption Price for the share to a special account in any chartered bank or trust company in Canada to be paid without interest to or to the order of such person upon presentation and surrender to such bank or trust company of the certificate(s), and upon such deposit being made every share in respect of which the deposit is made will be deemed to be redeemed and will be cancelled and the rights of the holder of the share in respect of the share will be limited to receiving without interest the Redemption Price therefor so deposited against presentation and surrender of the certificate representing such share.

               (i) After a notice of redemption of one or more Series 1 Shares is given by the Company, no transfer of any Series 1 Shares may be made by a holder to whom the notice was directed unless:

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

                   (i) the number of Series 1 Shares held by the holder after the transfer will equal or exceed the aggregate number of such shares held by the holder that are to be redeemed pursuant to the notice and every other outstanding notice of redemption;

                   (ii) the redemption required by the notice has occurred;

                   (iii) the holder's rights with respect to the shares to have been redeemed pursuant to the notice have been restored pursuant to Section (g); or

                   (iv) the board approves the transfer.

               (j) If a Series 1 Share is deemed to be redeemed pursuant to Section (h), the holder of the share at the time of the deemed redemption may not transfer any Series 1 Shares until such holder has presented and surrendered to the Company or, if applicable, the chartered bank or trust company with which the Redemption Price has been deposited, a certificate(s) evidencing not less than the number of Series 1 Shares held by such holder as to which Section (h) applies.

ADJUSTMENTS TO CONVERSION PRIVILEGE

16.10 In order to prevent dilution of the rights granted hereunder, the Conversion Rate will be subject to adjustment from time to time in accordance with this Section 16.10, as follows:

               (a) If and whenever at any time, the Issuer will

                   (i) subdivide, redivide or change its outstanding Common shares into a greater number of shares, or

                   (ii) reduce, combine or consolidate its outstanding Common shares into a smaller number of shares,

               (each such event being a "SHARE REORGANIZATION") the Conversion Rate will be adjusted immediately after the effective date of such Share Reorganization by multiplying the Conversion Rate in effect immediately before giving effect to the Share Reorganization by a fraction of which the numerator will be the total number of Common shares outstanding immediately after the effective date of the Share Reorganization and the denominator will be the total number of Common shares outstanding immediately prior to such date. Such adjustment will be made successively whenever any event referred to in this subsection will occur.

               (b) If there is a reclassification of the Common shares or a capital reorganization of the Company other than as described in subsection (a) or a consolidation, amalgamation, arrangement or merger of the Company with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity (each such event being a "CAPITAL REORGANIZATION"), a holder of Series 1 Shares who thereafter converts one or more such shares will acquire and will accept in lieu of the Common shares to which such holder would otherwise have been entitled, the number or amount and class, series or kind of shares or other securities or property that such holder would have been entitled to receive as a result of the Capital Reorganization if, on the record date (or where there is no record date, on the effective date) thereof, such holder had been the holder of the number of Common shares receivable on conversion of the Series 1 Shares held by the holder, and the Conversion Rate will be adjusted accordingly.

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

               (c) The adjustments provided for in this Section in the number of Common shares and classes of securities which are to be received on the conversion of the Series 1 Shares are cumulative. After any adjustment pursuant to this Section, the term "COMMON SHARES" will be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section, the holder is entitled to receive upon the conversion of its Series 1 Shares and the number of Common shares indicated by any conversion of Series 1 Shares will be interpreted to mean the number of Common shares or other property or securities a holder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section, upon effecting such conversion.

               (d) In the event of any question arising with respect to the adjustments provided for in this Section, such question will be conclusively determined by the Company's auditors who will have access to all necessary records of the Company, and such determination will be binding upon the Company and all holders of Series 1 Shares and all other persons interested therein.

               (e) As a condition precedent to the taking of any action which would require an adjustment in the Conversion Rate, the Company will take any corporate action which may, in the opinion of counsel to the Company, be necessary in order that the Company has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares which the holders of such Series 1 Shares are entitled to receive on the conversion thereof in accordance with the provisions hereof.

               (f) The Company will from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in this Section, deliver a certificate of the Company to the holder of Series 1 Shares specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

ADJUSTMENTS TO CONVERSION PRICE

16.11 When any adjustment is required to be made in the Conversion Rate in accordance with Section 16.10, in the case of an adjustment resulting in an increase in the number of Common shares for each Series 1 Share, the Conversion Price shall be proportionately decreased and, in the case of an adjustment resulting in a decrease in the number of Common shares for each Series 1 Share, the Conversion Price shall be proportionately increased.


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